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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this Amendment No. 1 to Form S-1 Registration Statement (registration No. 333-15531) offering 3,000,000 common shares and $25,000,000 of 6.5% to 8.0% convertible subordinated debentures due December 15, 2003.


                                                             ARTHUR ANDERSEN LLP


November 27, 1996
New York, New York